Exhibit 99.1

News Release

CONTACT:	Jim Eglseder (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-8424	March 19, 2013
Laura Wehby (Investors)
(513)534-7407
Debra DeCourcy, APR (Media)
(513) 534-4153

Fifth Third Bancorp Announces Ten Percent Increase in Quarterly Cash Dividend on its Common Stock

Board Increases Share Repurchase Authorization to 100 million shares

Cincinnati – Fifth Third Bancorp (Nasdaq: FITB) today declared a cash dividend on its common shares of $0.11 for the first quarter of 2013. The dividend is payable on Thursday, April 18, 2013 to shareholders of record as of Friday, March 29, 2013. This dividend is consistent with Fifth Third’s proposed potential dividends as submitted to the Federal Reserve in its 2012 Comprehensive Capital Analysis & Review (“CCAR”) plan for the CCAR process covering the period ending March 31, 2013.

Fifth Third’s 2013 CCAR plan included the potential increase in the quarterly dividend to $0.12 per share in the second quarter of 2013 through the first quarter of 2014. As noted last week, Fifth Third’s Board will consider the potential to increase the dividend under the 2013 CCAR process at its scheduled quarterly meeting in June.

Fifth Third also announced that its Board of Directors approved a new share repurchase authorization of up to 100 million shares, which replaces the previous authorization from 2012 under which approximately 54 million shares remain. Fifth Third’s capital plan included potential common share repurchases of up to $984 million through the first quarter of 2014, in addition to any incremental repurchases related to any after-tax gains from the sale of Vantiv, Inc. (“Vantiv”) stock.

Any capital distributions, including those contemplated in the above announced actions, are subject to evaluation and approval by the Board of Directors at any given time, Fifth Third’s performance, the state of the economic environment, market conditions, regulatory factors, and other risks and uncertainties. Fifth Third has no current information and makes no representations as to whether, when or in what amounts there may be future gains from the sale of Vantiv stock. The new repurchase authorization does not have an expiration date, does not include specific price targets, may be executed through open market purchases or one or more private negotiated transactions, including Rule 10b5-1 programs, and may be suspended at any time.

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $122 billion in assets and operates 18 affiliates with 1,320 full-service Banking Centers, including 104 Bank Mart® locations open seven days a week inside select grocery stores and 2,413 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 33% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of December 31, 2012, had $308 billion in assets under care, of which it managed $27 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® National Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This report contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from the separation of or the results of operations of Vantiv, LLC from Fifth Third; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (22) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (23) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

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